Exhibit 10.46
Loan Contract

The Loan Contract is made between and by Dalian TOFA New Materials Development Co., Ltd (as “TOFA”) and Mr. Liu Pijia

Mr. Liu applies for loan for personal reason. His application has been approved by TOFA board. Two parties hereto agree as follow:

1.	Mr. Liu may borrow from TOFA in tranches, limited to accumulative amounts RMB 8,000,000 only (Say: EIGHT MILLION)
2.	Maturity term lasts (1) one year; or (2) one month as of the date TOFA requires for repayment
3.	TOFA agrees the loan herein is interest free.
4.	The contract is made in duplicate, one for each, and in full force upon two parties’ signatures and seals.

Dalian TOFA New Materials Development Co., Ltd
Signature: Seal of the corporation in lieu of physical signature

Mr. Liu Pijia
Signature:/s/ Liu Pijia

Date: June 1st 2009